EXHIBIT 3

TERAWULF INC.

FORM OF IRREVOCABLE VOTING PROXY

This irrevocable voting proxy (this “Proxy”) is effective as of the date first written below and is made by Lake Harriet Holdings, LLC a Delaware limited liability company (“Investor”) with respect to the voting of shares of capital stock of TeraWulf Inc., a Delaware corporation (the “Company”).

WHEREAS, Investor is a holder of shares of Common Stock of the Company (“Common Stock”) transferred to Investor pursuant to that certain Assignment and Assumption Agreement (the “Assignment Agreement”), dated as of June 22, 2021, by and between Investor and Nazar Khan, as grantor and member (the “Member”) of Stammtisch Investments LLC, a Delaware limited liability company (the “LLC”), and wishes to appoint Paul Prager, Chief Executive Officer of the Company, as proxy and attorney in fact with respect to the voting of all of Investor’s shares of Common Stock and any common stock or other capital stock of the Company (or capital stock of any successor entity of the Company by way of merger, consolidation, reorganization or similar transaction into which such Common Stock may convert or for which such shares may be exchanged) on all matters submitted to the Company’s applicable stockholders (or holders of capital stock of any applicable successor entity to the Company by way of merger, consolidation, reorganization or similar transaction) subsequent to the date hereof with respect to which such holders of the capital stock of the Company (or the holders of capital stock of any applicable successor the Company) are entitled to vote or take action, as further defined below and subject to and in accordance with the terms and conditions contained herein;

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings attributed to them in that certain Operating Agreement of the LLC, dated as of February 22, 2021 (the “Operating Agreement”); and

WHEREAS, Paul Prager wishes to accept such appointment, subject to and in accordance with the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Irrevocable Proxy. Investor hereby represents and warrants that as of the date hereof it is the legal owner of 509,200 shares of the Company’s Common Stock (such shares and any common stock or other capital stock of the Company (or any successor entity to the Company by way of merger, consolidation, reorganization or similar transaction) into which such shares may convert or for which such shares may be exchanged, the “Shares”) as of the date hereof, and with respect to such stock ownership, Investor hereby constitutes and appoints Paul Prager (the “Proxyholder”), with full power of substitution as its proxy to represent and to vote in the name of Investor all of Investor’s Shares, with respect to (and only with respect to) the approval of any matters submitted to the holders of capital stock of the Company (or any applicable successor entity of the Company by way of merger, consolidation, reorganization or similar transaction into which the Common Stock may be converted or for which such Common Stock may be exchanged), for the duration of the Lock-Up Period. The proxy granted pursuant to the immediately preceding sentence is given in consideration of (i) the agreements and covenants of the LLC and Member related to the distribution by the LLC of the Common Stock currently constituting the Shares pursuant to the LLC Operating Agreement, and (ii) the agreements and covenants of Member and Investor in the Assignment Agreement, and, as such, is coupled with an interest and shall be irrevocable.

2. Legends. Any certificate representing any of the Shares subject to this Proxy may be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING PROXY (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING PROXY.

3. Termination. This Proxy shall terminate upon the expiration of the Lock-Up Period.

(Signature page follows)

2

LAKE HARRIET HOLDINGS, LLC

By:	/s/ Nazar Khan
Name:	Nazar Khan
Title:	President

DATE:	June 22, 2021

(TeraWulf Inc. – Voting Proxy)

ACKNOWLEDGED AND AGREED TO BY:

PROXYHOLDER:

By:	/s/ Paul Prager
Name:	Paul Prager
Title:	Chief Executive Officer, TeraWulf Inc.

(TeraWulf Inc. – Voting Proxy)